                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                    PRAECIS PHARMACEUTICALS INCORPORATED
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

                      PRAECIS PHARMACEUTICALS INCORPORATED
                               830 WINTER STREET
                       WALTHAM, MASSACHUSETTS 02451-1420

                                          April 23, 2001

Dear Stockholder:

    On Wednesday, May 23, 2001, PRAECIS PHARMACEUTICALS INCORPORATED will hold its first annual meeting of stockholders as a public company. On behalf of the Board of Directors, I am pleased to invite you to join us so that we can report to you on the activities of PRAECIS during 2000 and discuss the outlook for 2001. The meeting will be held at our new corporate headquarters and research facility, located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and is scheduled to begin at 10:00 a.m.

    At the annual meeting, you will be asked to vote on the following:
(1) election of the directors nominated by your Board of Directors and
(2) ratification of the Board of Directors' appointment of Ernst & Young LLP as our independent auditors for 2001. These proposals are described in the attached proxy statement which you should read carefully. Your Board of Directors recommends that you vote in favor of each proposal.

    Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

    We appreciate your continued support.

                                          Sincerely,

                                          /s/ Malcolm L. Gefter, Ph.D.

                                          Malcolm L. Gefter, Ph.D.
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                      PRAECIS PHARMACEUTICALS INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED:

    The 2001 annual meeting of the stockholders of PRAECIS PHARMACEUTICALS INCORPORATED (the "Company") will be held at the Company's new corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, on Wednesday, May 23, 2001, at 10:00 a.m., for the following purposes:

    1. To elect six directors of the Company for a one-year term expiring at the 2002 annual meeting;

    2. To ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for fiscal year 2001; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on Monday, April 16, 2001 will be entitled to vote at the annual meeting, whether in person or by proxy.

                                          By Order of the Board of Directors

                                          /s/ Kevin F. McLaughlin

                                          Kevin F. McLaughlin
                                          Secretary

830 Winter Street
Waltham, Massachusetts 02451-1420
April 23, 2001

                            ------------------------

    TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU DESIRE TO DO SO, EVEN IF YOU HAVE RETURNED A PROXY CARD.
                            ------------------------

                      PRAECIS PHARMACEUTICALS INCORPORATED
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2001

GENERAL

    We are furnishing this proxy statement to stockholders of record of PRAECIS PHARMACEUTICALS INCORPORATED ("PRAECIS" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of stockholders of the Company to be held on Wednesday, May 23, 2001, at 10:00 a.m. at the Company's new corporate headquarters and research facility located at 830 Winter Street, Waltham, Massachusetts 02451-1420, and at any adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The Notice of Annual Meeting of Stockholders, this proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about April 23, 2001.

VOTING SECURITIES, QUORUM AND VOTE REQUIRED

    Only holders of record of common stock, par value $.01 per share, of the Company ("Common Stock") as of the close of business on April 16, 2001 (the "Record Date") are entitled to receive notice of and to vote at the annual meeting. On the Record Date, there were 50,787,215 shares of Common Stock outstanding, constituting all of the outstanding voting securities of the Company. Stockholders are entitled to one vote for each share of Common Stock they held as of the Record Date.

    A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will exist at the annual meeting if the holders of record as of the Record Date of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the annual meeting. Shares held as of the Record Date by holders who are present or represented by proxy at the annual meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting will be counted as present for the purposes of establishing a quorum.

    To be elected as a director at the annual meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the stockholders present in person or represented by proxy at the annual meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting is required to ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001 (Proposal No. 2).

    Shares represented by proxies which are marked "WITHHELD" with regard to the election of directors (Proposal No. 1) will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with regard to the ratification of the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001 (Proposal No. 2) will be considered present in person or represented by proxy at the annual meeting and will have the effect of a negative vote because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the annual meeting.

    A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote such shares with respect to both of the proposals to be voted on at the annual meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to either of such proposals.

PROXIES

VOTING YOUR PROXY

    You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

    If you sign and return your proxy card to us in time for it to be voted at the annual meeting, one of the individuals named as your proxy, each of whom is an executive officer of the Company, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card but do not indicate how your shares are to be voted as to Proposal No. 1 or 2, your shares will be voted FOR that Proposal.

    The Board of Directors knows of no matters, other than Proposals Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders, to be presented at the annual meeting. If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

HOW TO VOTE BY PROXY

    You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If you hold your shares through a broker or other custodian, you should check the voting form used by that firm to see if it offers telephone or Internet voting.

REVOKING YOUR PROXY

    You may revoke your proxy before it is voted by:

    - sending in a new proxy with a later date;

    - notifying the Secretary of the Company in writing before the annual meeting that you have revoked your proxy; or

    - voting in person at the annual meeting.

VOTING IN PERSON

    If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares held as of the Record Date.

PROXY SOLICITATION AND EXPENSES

    This solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. In addition to the solicitation of proxies by mail, proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

GENERAL

    The number of our directors is fixed from time to time by a majority of our Board of Directors, and all of our directors are elected at each annual meeting of stockholders. Currently, the number of directors has been fixed at six directors, and there are no vacancies on the Board. Each director will hold office until the next annual meeting of stockholders and until the director's successor is duly elected and qualified, or until the director's earlier death, resignation or removal.

    Stockholders may withhold authority from the persons named in the enclosed proxy card to vote for the entire slate of directors as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, may withhold the authority to vote for any individual nominee. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee is unable to serve or for good reason will not serve as a director, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve.

    The names of the nominees for directors nominated by your Board of Directors and presented for consideration by the stockholders, all of whom are incumbent directors, their ages, the year in which they became directors of the Company and certain other information about them are set forth below. None of the corporations or other organizations referred to below with which a nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Malcolm L. Gefter, Ph.D................  Malcolm L. Gefter, Ph.D. founded PRAECIS and has served as
Age 59                                   a director since July 1993, as Chairman of the Board since
                                         February 1994, as our Chief Executive Officer since July
                                         1996 and as our President since July 1998. From July 1993
                                         to July 1998, Dr. Gefter was also our Treasurer. Dr.
                                         Gefter has been a professor of biology at MIT and is now
                                         professor emeritus. He has authored more than 200 original scientific papers. Dr. Gefter was a founder of ImmuLogic
                                         Pharmaceutical Corporation, and from 1987 to March 1997,
                                         served as Chairman of the Board of Directors at ImmuLogic.
                                         Dr. Gefter received his B.S. in Chemistry from the
                                         University of Maryland and his Ph.D. in Molecular Biology
                                         from Albert Einstein College of Medicine.

G. Leonard Baker, Jr...................  G. Leonard Baker, Jr. has served as a member of our Board
Age 58                                   of Directors since March 1994. Since 1974, Mr. Baker has
                                         been a Managing Director or General Partner of Sutter Hill
                                         Ventures, a venture capital firm. Mr. Baker also is a
                                         director of ThermaWave Inc. and a number of private
                                         companies.

Henry F. McCance.......................  Henry F. McCance has served as a member of our Board of
Age 58                                   Directors since December 1993. Mr. McCance has been
                                         employed at Greylock Management Corporation, a private
                                         venture capital group, since 1969, where he has been
                                         President since 1990 and Chairman of the Board since 1997.
                                         Mr. McCance is a general partner of several venture
                                         capital funds affiliated with Greylock.

Willam R. Ringo........................  William R. Ringo has served as a member of our Board of
Age 55                                   Directors since March 2001. Since March 2001, Mr. Ringo
                                         has been a privately employed health care consultant. From
                                         1973 until his retirement in March 2001, Mr. Ringo was
                                         employed at Eli Lilly and Company, a global pharmaceutical company. Mr. Ringo held a variety of positions at Eli
                                         Lilly and Company, most recently serving as the President
                                         of Oncology and Critical Care Products from 1999 to March
                                         2001, as the President of Internal Medicine Products from
                                         1998 to March 2001 and as a member of Eli Lilly's
                                         Corporate Operations Committee from 1995 to March 2001.
                                         From 1995 to 1997, Mr. Ringo served as the President of
                                         the Infectious Disease Business Unit. Prior to that time,
                                         Mr. Ringo held senior positions in the Sales and Marketing and Business Planning groups. Mr. Ringo also serves as a
                                         director of Suros Surgical Corporation and Community
                                         Hospitals of Indianapolis. In addition, Mr. Ringo is a
                                         Trustee of the Heart Hospital of Indiana and a member of
                                         the Burrill & Company Biotech Advisory Board.

David B. Sharrock......................  David B. Sharrock has served as a member of our Board of
Age 64                                   Directors since February 1994. Since 1994, Mr. Sharrock
                                         has been a privately employed business consultant. From
                                         1990 to 1994, Mr. Sharrock was Executive Vice President
                                         and Chief Operating Officer of Marion Merrell Dow Inc. and
                                         from 1988 to 1989, he was President and Chief Operating
                                         Officer of Merrell Dow Pharmaceuticals, Inc. Mr. Sharrock
                                         also serves as a director of Broadwing Inc., Interneuron
                                         Pharmaceuticals, Inc. and Incara Pharmaceuticals
                                         Corporation.

Albert L. Zesiger......................  Albert L. Zesiger has served as a member of our Board of
Age 72                                   Directors since July 1996. Mr. Zesiger is a founding
                                         Principal of Zesiger Capital Group LLC, a global
                                         investment advisory firm started in 1995. Mr. Zesiger
                                         previously was with BEA Associates, an investment advisory firm where he started in 1968 and most recently was
                                         Managing Director from December 1990 to September 1995. He currently is a director of Durect Corporation, Eos
                                         Biotechnology, Inc. and Hayes Medical Inc., and is the
                                         co-chair of Asphalt Green, Inc., a non-profit corporation
                                         in New York City.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    In addition to Malcolm L. Gefter, Ph.D., a director mentioned above who is an executive officer of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. There are no family relationships between any of our directors and executive officers. None of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or affiliate of the Company.

    Kevin F. McLaughlin, age 44, has been our Chief Financial Officer since joining PRAECIS in September 1996. Since January 1997, he has also been our Secretary and since July 1998, he has been a Senior Vice President and our Treasurer. From September 1996 to July 1998, Mr. McLaughlin was one of our Vice Presidents. From March 1996 to August 1996, he was Vice President and Chief Financial Officer of Advanced Techcom, Inc., a privately-held communications company. From 1980 to 1996, he held senior level financial positions at Computervision Corporation and its predecessor Prime Computer, Inc., including Vice President, Treasurer and Director of Corporate Planning, where he was directly involved with financial, accounting and investor relations management, as well as public and private financing. Mr. McLaughlin received his B.S. in Accounting from Northeastern University and his MBA from Babson College.

    Marc B. Garnick, M.D., age 54, joined PRAECIS in April 1994 as our Executive Vice President and Chief Medical Officer. From 1987 to 1994, he was Vice President, Clinical Development at Genetics Institute, Inc., a biotechnology company. Dr. Garnick was a leader in the clinical development of Lupron as a treatment for hormonally responsive prostate cancer. He is on the faculty of the Harvard Medical School as a clinical professor of medicine and maintains a clinical practice at the Beth Israel Deaconess Medical Center, a teaching hospital of the Harvard Medical School. Dr. Garnick has written over 300 papers, four books and numerous articles. Dr. Garnick received his A.B. in Biology from Bowdoin College and his M.D. from the University of Pennsylvania School of Medicine. Dr. Garnick also is a director of Genome Therapeutics Corporation.

    Dean A. Falb, Ph.D., age 40, joined PRAECIS in January 1998 as our Senior Vice President, Research. Dr. Falb was a founding employee of Millennium Pharmaceuticals, Inc., a biotechnology company formed in 1993, and was responsible for establishing its genomics program in cardiovascular diseases. At Millennium, he held the position of Director of Cardiovascular Diseases and served on the Millennium/Eli Lilly Joint Management Team. Prior to joining Millennium, Dr. Falb was a scientist at ImmuLogic. Dr. Falb received his B.S. in Chemistry from Purdue University and his Ph.D. in Biochemistry and Molecular Biology from Harvard University.

              BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS

    During 2000, the Board of Directors of the Company held six regular meetings, six special meetings and acted by unanimous written consent three times.

    The Board of Directors has designated two principal standing committees, the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee. The functions of the Audit and Compensation Committees and the number of meetings held in 2000 are described below.

    The Audit Committee, currently comprised of Messrs. Baker, McCance and Zesiger, each of whom is independent under the applicable rules of the National Association of Securities Dealers, Inc., met once during 2000. The Audit Committee determines our accounting policies and practices and financial reporting and internal control structures, recommends to the Board of Directors the appointment of independent auditors to audit our financial statements each year and confers with the auditors and our officers for purposes of reviewing our internal controls, accounting practices, financial structure and financial reporting. The responsibilities and authority of the Audit Committee are described in detail in the Audit Committee Charter attached hereto as Appendix A which has been approved by the Board of Directors. The report of the Audit Committee in respect of fiscal year 2000 is set forth elsewhere in this proxy statement.

    The Compensation Committee, currently comprised of Messrs. McCance, Sharrock and Zesiger, met four times during 2000. The Compensation Committee determines salaries, incentives and other forms of compensation for our executive officers and administers our Second Amended and Restated 1995 Stock Plan. The report of the Compensation Committee on executive compensation is included elsewhere in this proxy statement.

                             DIRECTOR COMPENSATION

    We reimburse our directors for reasonable expenses in connection with attendance at board and committee meetings. For the period from January 2000 through April 2000, we paid David B. Sharrock, a non-employee director, a retainer of $12,000 and a per meeting fee of $1,000. Since May 2000, we have paid all non-employee directors, to the extent the internal policies of their respective organizations permit, an annual director's fee of $12,000, plus $1,000 for each board meeting they attend.

    In addition, directors are eligible to receive stock options under our Second Amended and Restated 1995 Stock Plan. In 1999, we granted each non-employee director options under that Plan to purchase 30,000 shares of Common Stock at an exercise price of $7.00 per share for services they performed as directors. Each option grant vests and becomes exercisable in equal monthly installments over a three-year period so long as the individual continues to be a member of our Board of Directors. Albert L. Zesiger subsequently declined this option grant, and the shares subject to his grant resumed the status of shares available for grant under the Second Amended and Restated 1995 Stock Plan. On March 15, 2001, in connection with William R. Ringo's election to the Board of Directors to fill an existing vacancy, we granted Mr. Ringo options under the Second Amended and Restated 1995 Stock Plan to purchase 30,000 shares of Common Stock at an exercise price of $23.125 per share. This option grant vests and becomes exercisable in equal monthly installments over a three-year period so long as Mr. Ringo continues to be a member of our Board of Directors.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information about the beneficial ownership of our Common Stock as of March 31, 2001, except as otherwise noted, by:

    - each named executive officer (as defined under the heading, "Summary Compensation Table");

    - each of our directors;

    - each person who is known by us to beneficially own more than five percent of our Common Stock; and

    - all of our executive officers and directors as a group.

    This information is based upon information received from or on behalf of the individuals or entities named below, except as otherwise noted. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o PRAECIS PHARMACEUTICALS INCORPORATED, 830 Winter Street, Waltham, Massachusetts 02451-1420.

    We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, we believe, based on the information furnished or otherwise available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 50,771,815 shares of Common Stock outstanding as of the close of business on March 31, 2001.

    In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2001 were deemed to be outstanding. We did not deem such shares to be outstanding, however, for the purpose of computing the percentage ownership of any other person. Asterisks represent beneficial ownership of less than one percent.

                                                                           NUMBER OF
                                                                         SHARES SUBJECT
NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER OF SHARES    TO OPTIONS (1)    PERCENT
------------------------------------                 ----------------   ----------------   --------
J.P. Morgan Partners (SBIC), LLC (2)...............     2,857,870                 --         5.6%
  (formerly Chase Venture Capital Associates, LLC)
  1221 Avenue of the Americas
  New York, NY 10020

Malcolm L. Gefter, Ph.D............................       932,500            618,290         3.0

Kevin F. McLaughlin................................        62,000            257,516           *

Marc B. Garnick, M.D. (3)..........................       554,612            568,627         2.2

Dean A. Falb, Ph.D. (4)............................        92,502            143,836           *

G. Leonard Baker, Jr. (5)..........................       379,229             14,999           *
  c/o Sutter Hill Ventures
  755 Page Mill Road, Suite A-200
  Palo Alto, CA 94304

Henry F. McCance...................................        70,270             14,999           *
  c/o Greylock Limited Partnership
  One Federal Street, 26th Floor
  Boston, MA 02110

William R. Ringo...................................            --              1,667           *
  4906 Deer Ridge Drive, North
  Carmel, IN 46033

David B. Sharrock..................................        63,750             26,249           *
  1011 Barcamil Way
  Naples, FL 34110

Albert L. Zesiger (6)..............................     1,016,403                 --         2.0
  c/o Zesiger Capital Group LLC
  320 Park Avenue
  New York, NY 10022

All directors and executive officers as a group
  (9 persons)......................................     3,171,266          1,646,183         9.2

------------------------

(1) Represents the number of shares issuable upon the exercise of options exercisable within 60 days of March 31, 2001.

(2) The number of shares beneficially owned is based upon information reported on a Schedule 13G/A filed by J.P. Morgan Partners (SBIC), LLC with the Securities and Exchange Commission on February 15, 2001, and reflects the 750,000 shares of Common Stock sold by J.P. Morgan Partners (SBIC), LLC in our follow-on public offering.

(3) Includes 35,300 shares of Common Stock held by the Garnick Family 1999 Grantor Retained Annuity Trust, of which Dr. Garnick is the trustee.

(4) Includes 28,000 shares of Common Stock held by the Falb Family Trust, of which Dr. Falb is the trustee.

(5) Includes 48,889 shares of Common Stock held by Sutter Hill Ventures, as to which Mr. Baker, a member of our Board of Directors and a managing director of the general partner of Sutter Hill Ventures, shares voting and investment power with five other managing directors of the general partner of Sutter Hill Ventures, and also includes shares of Common Stock held by Mr. Baker and his related family entities. Mr. Baker disclaims beneficial ownership of the shares of Common

    Stock held by Sutter Hill Ventures, except to the extent of his proportionate partnership interest therein.

(6) Includes 960,403 shares of Common Stock held in accounts managed for various parties by Zesiger Capital Group LLC, an investment advisor, for which Albert L. Zesiger is a principal. Mr. Zesiger, in his capacity as managing director, has voting and investment power with respect to these shares but disclaims beneficial ownership with respect thereto.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and stockholders who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to the Company during or in respect of the fiscal year ended December 31, 2000, the Company is not aware of any director or executive officer who has not timely filed reports required by
Section 16(a) of the Exchange Act during or in respect of such fiscal year.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation earned, including salary, bonuses, stock options and other compensation during the fiscal years ended December 31, 2000 and 1999 by Malcolm L. Gefter, Ph.D., our chief executive officer, and each of our three other executive officers. We may refer to these officers as our named executive officers in other parts of this proxy statement.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                                ANNUAL COMPENSATION    SECURITIES
                                                                -------------------    UNDERLYING
NAME AND POSITION(S)                                   YEAR      SALARY     BONUS       OPTIONS
--------------------                                 --------   --------   --------   ------------
Malcolm L. Gefter, Ph.D............................    2000     $325,000   $105,000      502,308(1)
  Chairman of the Board, Chief Executive Officer       1999      297,675    104,177      153,080(2)
  and President

Kevin F. McLaughlin................................    2000      204,300     29,400        7,646(3)
  Chief Financial Officer, Senior Vice President,      1999      187,425     32,785      146,970(4)
  Treasurer and Secretary

Marc B. Garnick, M.D...............................    2000      272,500     42,000      150,923(5)
  Executive Vice President and Chief Medical           1999      250,000     26,190       60,780(6)
  Officer

Dean A. Falb, Ph.D.................................    2000      205,485         --        4,000
  Senior Vice President, Research                      1999      168,692         --       70,000

------------------------

(1) Includes options to purchase 2,308 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 3,080 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(2) Includes options to purchase 3,080 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999 and excludes options to purchase 10,400 shares of Common Stock granted on January 6, 1999 in connection with a bonus earned in 1998, in each case awarded under our Executive Management Bonus Plan.

(3) Includes options to purchase 646 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 970 shares of Common

    Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(4) Includes options to purchase 970 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999 and excludes options to purchase 2,900 shares of Common Stock granted January 6, 1999 in connection with a bonus earned in 1998, in each case awarded under our Executive Management Bonus Plan.

(5) Includes options to purchase 923 shares of Common Stock granted on January 30, 2001 in connection with a bonus earned in 2000 and excludes options to purchase 780 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999, in each case awarded under our Executive Management Bonus Plan.

(6) Includes options to purchase 780 shares of Common Stock granted on January 13, 2000 in connection with a bonus earned in 1999 under our Executive Management Bonus Plan.

OPTION GRANTS IN FISCAL 2000

    The following table shows information regarding options we granted to the named executive officers under our Second Amended and Restated 1995 Stock Plan during the year ended December 31, 2000. We have never granted any stock appreciation rights. The maximum term of each option granted is ten years from the date of grant, subject to earlier termination in the event of resignation or termination of employment. The percentage of the total options granted to employees in 2000 shown in the table below is based on options to purchase an aggregate of 1,531,607 shares of Common Stock granted to our employees, directors and consultants during the year ended December 31, 2000. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant as determined by the Compensation Committee of our Board of Directors.

    The potential realizable values are net of the exercise prices and before taxes associated with the exercise, and are based on the assumption that our Common Stock appreciates at the annual rate shown from the date of the grant until the expiration of the ten-year option term. We have calculated these numbers based on the rules of the Securities and Exchange Commission, and they do not represent our estimate or projection of future Common Stock prices. The amounts reflected in the table may not necessarily be achieved. The actual amount the executive officer may realize will depend upon the extent to which the stock price exceeds the exercise price of the options on the exercise date.

                                                 INDIVIDUAL GRANTS
                                ----------------------------------------------------
                                                 PERCENT OF
                                                   TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF        OPTIONS                                 ASSUMED ANNUAL RATES OF
                                SECURITIES       GRANTED TO                               STOCK PRICE APPRECIATION
                                UNDERLYING       EMPLOYEES    EXERCISE                        FOR OPTION TERM
                                  OPTIONS        IN FISCAL    PRICE PER   EXPIRATION   ------------------------------
NAME                            GRANTED (1)         YEAR        SHARE        DATE           5%              10%
----                            -----------      ----------   ---------   ----------   -------------   --------------
Malcolm L. Gefter, Ph.D.......    500,000(2)        32.8%      $25.38     10/31/2010    $7,980,673      $20,224,592
                                    2,308(3)                    29.25      1/30/2011        42,456          107,592

Kevin F. McLaughlin...........      7,000(4)         0.5        37.00      7/12/2010       162,884          412,779
                                      646(3)                    29.25      1/30/2011        11,883           30,115

Marc B. Garnick, M.D..........    150,000(5)         9.9        25.38     10/31/2010     2,394,202        6,067,378
                                      923(3)                    29.25      1/30/2011        16,979           43,027

Dean A. Falb, Ph.D............      4,000(4)         0.3        37.00     10/31/2010        93,076          235,874

------------------------

(1) Excludes options to purchase 3,080 shares, 970 shares and 780 shares granted to Messrs. Gefter, McLaughlin and Garnick, respectively, in January 2000 in connection with bonus awards earned by them in 1999 under our Executive Management Bonus Plan.

(2) These options vest and become exercisable in equal monthly installments over an eight-year period, with the first installment vesting on December 1, 2000. These options automatically become fully vested and exercisable immediately prior to the consummation of an acquisition of the Company, subject to certain limitations described below under "Employment Agreements/Change of Control Arrangements."

(3) Represents options granted in January 2001 in connection with bonus awards earned in 2000 under our Executive Management Bonus Plan. These options were fully vested and exercisable on the date of grant.

(4) These options vest and become exercisable in equal monthly installments over a 12-month period beginning on July 31, 2004.

(5) These options vest and become exercisable in equal monthly installments over a five-year period, with the first installment vesting on December 1, 2000.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31, 2000

    The following table provides information concerning option exercises by the named executive officers during the year ended December 31, 2000 and the number and value of unexercised options held by the named executive officers at December 31, 2000. The value realized on option exercises is calculated based on the fair market value per share of Common Stock on the date of exercise less the applicable exercise price.

    The value of unexercised in-the-money options held at December 31, 2000 represents the total gain which the option holder would realize if he exercised all of the in-the-money options held at December 31, 2000, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $29.25, which was the closing price per share of our Common Stock on the Nasdaq National Market on December 29, 2000, the last trading day of 2000, and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                          OPTIONS AT                IN-THE-MONEY OPTIONS AT
                                       SHARES                          DECEMBER 31, 2000               DECEMBER 31, 2000
                                     ACQUIRED ON      VALUE      -----------------------------    ----------------------------
NAME                                  EXERCISE      REALIZED     EXERCISABLE    UNEXERCISEABLE    EXERCISABLE    UNEXERCISABLE
----                                 -----------    ---------    -----------    --------------    -----------    -------------
Malcolm L. Gefter, Ph.D..........       15,000      $ 372,359      724,279        1,179,203       $20,563,572     $20,810,060

Kevin F. McLaughlin..............       32,000        982,424      231,850          208,020         6,602,959       4,866,803

Marc B. Garnick, M.D.............      157,780      1,864,365      587,737          281,281        15,051,905       4,060,868

Dean A. Falb, Ph.D...............       97,002      1,614,088      132,168          219,832         3,337,242       5,252,158

EMPLOYMENT AGREEMENTS/CHANGE OF CONTROL ARRANGEMENTS

    None of our named executive officers has an employment agreement, although all of our executive officers have entered into agreements that contain non-disclosure and non-solicitation restrictions and covenants.

    On November 1, 2000, the Compensation Committee of the Board of Directors approved a grant to Malcolm L. Gefter, Ph.D., our Chairman, Chief Executive Officer and President, of options to purchase 500,000 shares of our Common Stock, at an exercise price of $25.38 per share. These options vest and become exercisable in equal monthly installments over an eight-year period, with the first installment vesting on December 1, 2000. However, these options will automatically become fully vested and exercisable immediately prior to the consummation of an acquisition of the Company if Dr. Gefter is employed by us at that time. The automatic vesting of Dr. Gefter's options in the event of an acquisition will not be permitted, however, if the acquisition is intended to qualify for pooling of interests accounting treatment and the automatic vesting is the sole event or circumstance that would preclude the acquisition from qualifying for such accounting treatment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or compensation committee of any other entity, nor has any such interlocking relationship existed in the past.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is comprised of Henry
F. McCance, David B. Sharrock and Albert L. Zesiger, each of whom is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for the Company's executive officers and administering our Second Amended and Restated 1995 Stock Plan. The Compensation Committee met four times during fiscal year 2000 to review executive compensation policies, incentive compensation programs and individual salaries and awards for executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for its executive officers and the rationale for the compensation paid to executive officers in fiscal year 2000.

COMPENSATION PHILOSOPHY

    The general philosophy of the Company's compensation program is to align compensation with business objectives and performance. The Company's compensation policies are intended to attract, motivate, reward and retain highly qualified executives and other key employees for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. Key elements of this philosophy include:

    - salaries that are competitive with other biotechnology companies with whom the Company competes for talent, determined through the comparison of the Company's pay practices with these companies and the establishment of salary parameters based on this review; and

    - significant equity-based incentives for executive officers and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

    The Company's executive compensation consists of three key components: base salary, annual bonus awards and stock incentives. Each of these components is intended to complement the others, and, taken together, to satisfy the Company's compensation objectives. The Compensation Committee's policies with respect to these three components, including the bases for the compensation awarded to Malcolm L. Gefter, Ph.D., the Company's Chief Executive Officer, are discussed below.

EXECUTIVE COMPENSATION

BASE SALARY

    The Compensation Committee reviews annually the Chief Executive Officer's base salary and the Chief Executive Officer's recommendation with regard to the base salaries of the other executive officers. When reviewing salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee's objective is to set executive compensation at competitive levels when compared to leading companies in the biotechnology industry.

EXECUTIVE MANAGEMENT BONUS PLAN

    The Company established the Executive Management Bonus Plan to reward participants, currently limited to the Company's Chief Executive Officer, Chief Financial Officer and Chief Medical Officer, for their contributions to the achievement of corporate performance goals. Each year the Compensation Committee or the Board of Directors approves both the performance measures selected and the specific financial targets used under the Bonus Plan. The Compensation Committee believes these goals will drive the future success of the Company's business and will enhance stockholder value. The amount of each award is directly related to performance. The amount each participant may be awarded is directly dependent upon the individual's position, responsibility and ability to affect the Company's financial success. The target award value for 2000, as a percentage of base salary, was 50% for the Chief Executive Officer, 25% for the Chief Financial Officer and 30% for the Chief Medical Officer.

    A mandatory portion of each award granted under the Bonus Plan is in the form of incentive stock options for a number of shares of common stock determined by multiplying 30% of the total value of the award by 1.50 and dividing the product by the per share exercise price of such options. The remainder of each award is deemed to have an award value equal to 70% of the total award value and is granted in the form of cash or stock options, based upon each participant's annual election. Stock options awarded in accordance with the Bonus Plan are granted under the Company's Second Amended and Restated 1995 Stock Option Plan, are intended to be incentive stock options to the extent possible and are fully vested immediately upon grant.

    The base salary paid and bonuses awarded to the executive officers of the Company in fiscal year 2000 are shown in the Summary Compensation Table appearing on page 8.

STOCK OPTIONS

    The Company's Second Amended and Restated 1995 Stock Plan was established to provide all of the Company's employees with an opportunity to share, along with the Company's stockholders, in the long-term performance of the Company. Stock options only have value to the employee if the market price of the Common Stock appreciates in value from the date the stock options were granted. Stockholders also benefit from such stock price appreciation.

    Grants of stock options are generally made upon commencement of employment, with additional grants being made periodically to eligible employees, and, occasionally, following a significant change in job responsibility, scope or title. Stock options granted under the Stock Plan generally have vesting schedules of five years and expire ten years from the date of grant. The exercise price of options granted under the Stock Plan is usually 100% of fair market value of the Common Stock on the date of grant.

    The Compensation Committee periodically reviews the vesting status and number of options held by the Company's executive officers to determine if additional grants are appropriate to maintain long-term incentives for Company growth. The options awarded to the executive officers of the Company in fiscal year 2000 are shown in the Option Grants in Fiscal 2000 table appearing on page 10.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Malcolm L. Gefter's base salary for fiscal year 2000 was $325,000, and he received a bonus under the Executive Management Bonus Plan consisting of $105,000 in cash and fully vested options to purchase 2,308 shares of Common Stock, at an exercise price of $29.25 per share. In 2000, the Compensation Committee also granted Dr. Gefter an option to purchase 500,000 shares of Common Stock, at an exercise price of $25.38 per share. These options vest and become exercisable in equal monthly installments over an eight-year period, with the first installment vesting on December 1, 2000. However, under certain circumstances, these options will automatically become fully vested and exercisable immediately prior to the consummation of an acquisition of the Company if Dr. Gefter is employed by the Company at that time.

    In evaluating Dr. Gefter's performance and in setting his 2000 salary level and his target award value for 2000, as a percentage of his base salary, for purposes of his bonus under the Executive Management Bonus Plan, the Compensation Committee considered the factors described above for all executive officers and primarily focused on the Company's achievement of its annual financial and research and development goals. The purpose of the option grant to Dr. Gefter in 2000 was to maintain long-term incentives for Dr. Gefter to continue to contribute to the growth of the Company and enhance stockholder value. For fiscal year 2001, the Compensation Committee will evaluate Dr. Gefter's compensation consistent with the factors described above for all executive officers.

POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. However, compensation that qualifies as performance based is excluded from the $1.0 million limit.

    The Compensation Committee believes that stock options granted under the Company's Second Amended and Restated 1995 Stock Plan meet the exception for qualified performance-based compensation in accordance with Internal Revenue Code Regulations, so that amounts otherwise deductible with respect to such options will not count toward the $1.0 million deduction limit. The Compensation Committee's general policy is to take into account the deductibility of compensation in determining the type and amount of compensation payable to executive officers.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

    Henry F. McCance
    David B. Sharrock
    Albert L. Zesiger

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since the beginning of 2000, we have granted options to some of our directors and executive officers under our Second Amended and Restated 1995 Stock Plan. Please refer to the information under the headings "Option Grants in Fiscal 2000" and "Stock Ownership of Certain Beneficial Owners and Management."

    In February 2000, J.P. Morgan Partners (SBIC), LLC, one of our principal stockholders, sold in our follow-on public offering, at the same per share price as the shares sold by us, 750,000 shares of Common Stock for net proceeds of approximately $17.4 million, pursuant to an underwriting agreement among us, J.P. Morgan Partners (SBIC), LLC and the underwriters.

    We believe the foregoing transaction was on terms no less favorable to us than terms we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors, principal stockholders and their affiliates, are approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph shows the total stockholder return of an investment of $100 in cash on April 27, 2000, the date the Company's Common Stock began to trade on the Nasdaq National Market, through December 29, 2000, the last day of trading of fiscal year 2000, for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Pharmaceutical Index. The starting point for the Company's Common Stock represents the actual initial public offering price of $10.00 per share. All values assume reinvestment of the full amount of all dividends.

        COMPARISON OF EIGHT MONTH CUMULATIVE TOTAL RETURN AMONG PRAECIS
       PHARMACEUTICALS INCORPORATED, THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      4/27/00  12/29/00
PRAECIS PHARMACEUTICALS INCORPORATED  $100.00   $292.50
Nasdaq Stock Market (U.S.) Index      $100.00   $124.31
Nasdaq Pharmaceutical Index           $100.00    $65.23

                         REPORT OF THE AUDIT COMMITTEE

    The Audit Committee has the responsibility and authority described in the Audit Committee Charter attached hereto as Appendix A which has been approved by the Board of Directors. The Audit Committee's functions include determining the Company's accounting policies and practices and financial reporting and internal control structures, recommending to the Board of Directors the appointment of independent auditors to audit the Company's financial statements each year and conferring with the auditors and the Company's officers for purposes of reviewing the Company's internal controls, accounting practices, financial structure and financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

    In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with Ernst & Young LLP, the Company's independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as modified or supplemented. In addition, the Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board No. 1, as modified or supplemented, and has considered the compatibility of non-audit services performed for the Company by Ernst & Young LLP with Ernst & Young LLP's independence as auditors.

    The Audit Committee met with Ernst & Young LLP to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held one formal meeting during fiscal year 2000. In addition, at least a majority of the Audit Committee members were present at meetings of the Board of Directors during fiscal year 2000 at which the Company's management reviewed the Company's quarterly financial results and other financial information.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission, and the Board of Directors approved such inclusion. The Audit Committee also recommended to the Board of Directors that Ernst & Young LLP be appointed as the Company's independent auditors for fiscal year 2001.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE:

    G. Leonard Baker, Jr.
    Henry F. McCance
    Albert L. Zesiger

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Audit Committee has recommended to the Board of Directors, and the Board has approved, the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001. Ernst & Young LLP has audited the Company's consolidated financial statements since the Company's inception in 1993.

AUDIT FEES

    Ernst & Young LLP billed the Company aggregate fees of $101,500 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and for reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the first three quarters of fiscal year 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    The Company did not engage Ernst & Young LLP in fiscal year 2000 to perform any services for financial information systems design or implementation.

ALL OTHER FEES

    Ernst & Young LLP billed the Company aggregate fees of $343,695 for professional services rendered in fiscal year 2000 other than audit services and review of quarterly reports. These fees resulted primarily from services rendered for the preparation and review of the Company's fiscal year 1999 tax returns, review of the Company's registration statements and other documents filed with the Securities and Exchange Commission during fiscal year 2000 in connection with the Company's financing activities and reporting requirements, and review of certain non-financial information systems. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of Ernst & Young LLP's independence.

RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

    The Board of Directors has directed that the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001 be submitted for ratification by the stockholders at the annual meeting. Stockholder ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001 is not required by the Company's Amended and Restated By-Laws or otherwise, but is being pursued as a matter of good corporate practice. If stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 2001, the Board of Directors will consider the matter at its next meeting.

    It is anticipated that one or more representatives of Ernst & Young LLP will be present at the annual meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from stockholders who are present.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2001.

                          OTHER MATTERS; ADJOURNMENTS

    The Board of Directors knows of no other items of business to be brought before the annual meeting other than as set forth above. If any other items of business should properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with regard to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

                             STOCKHOLDER PROPOSALS

    Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our 2002 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than December 24, 2001 and must otherwise satisfy the conditions established by the Securities and Exchange Commission for such inclusion.

    In accordance with our Amended and Restated By-Laws, proposals of stockholders intended for presentation at the 2002 annual meeting of stockholders (but not intended to be included in our proxy statement for that meeting) may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than January 23, 2002 and no later than February 22, 2002. The notice must contain certain information as specified in the our Amended and Restated By-Laws. Any such proposal received after February 22, 2002 will not be considered "timely" under the federal proxy rules for purposes of determining whether the Company may use discretionary authority to vote on such proposal.

                          ANNUAL REPORT AND FORM 10-K

    The Company is sending, prior to or concurrently with this proxy statement, to all of its stockholders of record as of April 16, 2001, a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2000. The Annual Report to Stockholders contains the Company's audited consolidated financial statements for the fiscal year ended December 31, 2000.

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER TO PRAECIS PHARMACEUTICALS INCORPORATED, 830 WINTER STREET, WALTHAM, MASSACHUSETTS 02451-1420, ATTENTION: INVESTOR RELATIONS, OR BY CALLING THE COMPANY AT (781) 795-4100.

                                          By Order of the Board of Directors

                                          /s/ Kevin F. McLaughlin

                                          Kevin F. McLaughlin
                                          Secretary

April 23, 2001

                                                                      APPENDIX A

                                    CHARTER
                                     OF THE
                                AUDIT COMMITTEE
                                     OF THE
                             BOARD OF DIRECTORS OF
                      PRAECIS PHARMACEUTICALS INCORPORATED
                            AS ADOPTED BY THE BOARD
                               ON APRIL 17, 2000

I. AUTHORITY

    The Audit Committee (the "Committee") of the Board of Directors (the "Board") of PRAECIS PHARMACEUTICALS INCORPORATED (the "Corporation") is established pursuant to Article III, Section 8 of the Corporation's Amended and Restated By-Laws and Section 141(c) of the Delaware General Corporation Law. The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, PROVIDED that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. PURPOSE OF THE COMMITTEE

    The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries, if any.

    The Committee shall oversee the audit efforts of the Corporation's independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation's auditors are independent of management. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.

III. COMPOSITION OF THE COMMITTEE

    (a) Each member of the Committee shall be an "independent" director within the meaning of the Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for "independence" may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person's relationship and the reasons for the Board's determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

    (b) Upon any changes in the composition of the Committee and otherwise approximately once each year, the Committee shall ensure that the Corporation provides Nasdaq with written confirmation regarding:

       (i) Any determination that the Board has made regarding the independence of the Committee members;

       (ii) The financial literacy of the Committee members;

       (iii) The determination that at least one of the Committee members has accounting or related financial management expertise; and

       (iv) The annual review and reassessment of the adequacy of the Committee's charter.

IV. MEETINGS OF THE COMMITTEE

    The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee (or the Chairman) should meet or confer with the independent accountants and management quarterly to review the Corporation's periodic financial statements prior to their filing with the Securities and Exchange Commission ("SEC"). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

V. DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

    In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. The charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Corporation's independent auditors to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation's independent auditors, and (4) that the Committee is responsible for ensuring that the Corporation's independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation and that the Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action to ensure the independence of the independent auditors.

    While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

SELECTION AND EVALUATION OF AUDITORS

    (a) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries, if any, for each fiscal year;

    (b) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

    (c) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

    (d) Oversee the independence of the Corporation's independent auditors by, among other things:

       (i) requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

       (ii) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action to satisfy itself of the auditors' independence.

    (e) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection (subject to shareholder approval if determined by the Board), evaluation and termination of the Corporation's independent auditors.

OVERSIGHT OF ANNUAL AUDIT AND QUARTERLY REVIEWS

    (a) Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

    (b) Confirm through private discussions with the Corporation's independent auditors and the Corporation's management that no management restrictions are being placed on the scope of the independent auditors' work;

    (c) Review the results of the year-end audit of the Corporation, including (as applicable):

       (i) the audit report, the published financial statements, the management representation letter, the "Memorandum Regarding Accounting Procedures and Internal Control" or similar memorandum prepared by the Corporation's independent auditors, any other pertinent reports and management's responses concerning such memorandum;

       (ii) the qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

       (iii) the methods used to account for significant unusual transactions;

       (iv) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

       (v) management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;

       (vi)  significant recorded and unrecorded audit adjustments;

       (vii) any material accounting issues among management, the Corporation's internal auditing department and the independent auditors; and

       (viii) other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent auditors.

    (d) Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body; and

    (e) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors.

OVERSIGHT OF FINANCIAL REPORTING PROCESS AND INTERNAL CONTROLS

    (a) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

    (b) Review with management the Corporation's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

    (c) Review with management and the independent auditors any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal controls;

    (d) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, or any other significant accounting or financial reporting related matters that may have a bearing on the Corporation; and

    (e) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management.

OTHER MATTERS

    (a) Meet annually with the Corporation's in-house counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

    (b) Prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation commencing after December 15, 2000 which states, among other things, whether:

       (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation's Annual Report on Form 10-K;

       (ii) the Committee has discussed with the Corporation's independent auditors the matters that the auditors are required to discuss with the Committee by Statements on Auditing Standard No. 61 (as it may be modified or supplemented);

       (iii) the Committee has received the written disclosures and the letter from the Corporation's independent auditors required by Independence Standards Board Standard No. 1 (as may be modified or supplemented), and has discussed with the independent auditors their independence; and

       (iv) based on the review and discussions described in subsections (i),
           (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

    (c) Obtain from the independent auditors any information pursuant to
Section 10A of the Securities Exchange Act of 1934, as amended;

    (d) Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

    (e) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

    WITH RESPECT TO THE DUTIES AND RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE
SHOULD:

    (1) Report regularly to the Board on its activities, as appropriate;

    (2) Exercise reasonable diligence in gathering and considering all material information;

    (3) Understand and weigh alternative courses of conduct that may be available;

    (4) Focus on weighing the benefit versus harm to the Corporation and its stockholders when considering alternative recommendations or courses of action;

    (5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

    (6) Provide management, the Corporation's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                     * * *

    While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations.

                                 *************

                       PRAECIS PHARMACEUTICALS INCORPORATED
                       830 WINTER STREET, WALTHAM, MA 02451
                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2001

     The undersigned hereby appoints Malcolm L. Gefter and Kevin F. McLaughlin, or any one or both of them, each with full power of substitution, as lawful proxy, to vote all the shares of Common Stock of PRAECIS PHARMACEUTICALS INCORPORATED which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of PRAECIS PHARMACEUTICALS INCORPORATED to be held at its corporate headquarters, 830 Winter Street, Waltham, MA 02451 on Wednesday, May 23, 2001, at 10:00 a.m. local time, and at any adjournment thereof, as directed on the reverse side of this card. The aforesaid proxies, or any one or both of them, or their duly appointed substitute(s) as aforesaid, are also authorized to vote for the election as a director of such substitute nominee(s) as the Company's Board of Directors may designate to replace any person nominated as a director and named on the reverse side of this card if such person is unable to serve or for good cause will not serve, and in their discretion upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED ON PROPOSALS 1 AND 2 SET FORTH IN THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT (RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED BY THE UNDERSIGNED) AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, AND IN THE DISCRETION OF THE AFORESAID PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING OR ANY ADJOURNMENT(S) THEREOF. IF NO DIRECTION IS MADE, SAID PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS PROXY "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS CARD (PROPOSAL NO. 1) (OR FOR THE ELECTION OF SUCH SUBSTITUTE NOMINEE(S) AS THE BOARD OF DIRECTORS MAY DESIGNATE IF ANY OF THE PERSONS NOMINATED FOR ELECTION AS A DIRECTOR AND NAMED ON THE REVERSE SIDE OF THIS CARD IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE) AND "FOR" PROPOSAL NO. 2.

              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                     PRAECIS PHARMACEUTICALS INCORPORATED

                                May 23, 2001

                |                                        |
           [arrow down]                             [arrow down]

              Please Detach and Mail in the Envelope Provided
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[left side of proxy card]

A /X/ PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                         FOR            WITHHELD

1. Election of          / /               / /     NOMINEES:
   Directors                                         Malcolm L. Gefter, Ph.D.
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR       G. Leonard Baker, Jr.
ONE OR MORE INDIVIDUAL NOMINEES, WRITE THE           Henry F. McCance
NAME(S) OF THE NOMINEE(S) ON THE LINES PROVIDED      William R. Ringo
BELOW.                                               David B. Sharrock
________________________________________             Albert L. Zesiger
________________________________________

[right side of proxy card]

                                               FOR     AGAINST     ABSTAIN

2. Proposal to ratify the appointment of       / /      / /         / /
   Ernst & Young LLP as independent
   auditors for fiscal year 2001.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, AND THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS HEREON. IN THE ABSENCE OF SUCH DIRECTION, THE PROXY WILL BE VOTED "FOR" EACH NOMINEE FOR DIRECTOR (OR SUCH SUBSTITUTE NOMINEE(S) AS THE BOARD OF DIRECTORS MAY DESIGNATE IF ANY OF THE PERSONS NOMINATED FOR ELECTION AS A DIRECTOR AND NAMED HEREIN IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE) AND "FOR" PROPOSAL 2.

THE NAMED PROXIES ARE ALSO AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING OR ANY
ADJOURNMENT(S) THEREOF.

PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY. PLEASE DO NOT FOLD THIS PROXY.

[bottom of proxy card]

Signature(s)______________________ Date: __________________   Signature of third party _________________________ Date: ____________

IMPORTANT: Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees, executors administrators and others signing in a representative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his capacity.

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